SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
               ___________________________________

                       Amendment No. 1 to
                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                      Kranzco Realty Trust
                      --------------------
(Exact name of registrant as specified in its charter)



               Maryland                            23-2691327
----------------------------------------        -----------------
 (State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)


128 Fayette Street, Conshohocken, Pennsylvania           19428
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(Address of principal executive offices)               (Zip Code)

If this form relates to
the registration of a
class of debt securities
and is effective upon
filing pursuant to
General Instruction
A(c)(1) please check the
following box.  _____
                \____\
If this form relates to
the registration of a
class of debt securities
and is to become
effective simultaneously
with the effectiveness of
a concurrent registration
statement under the
Securities Act of 1933
pursuant to General
Instruction A(c)(2)
please check the____
following box.  \____\

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

               Series B-1 Cumulative Convertible
            Preferred Shares of Beneficial Interest,
                    par value $.01 per share
            (liquidation preference of $25 per share)
             ---------------------------------------
             (Title of each class to be registered)

                     New York Stock Exchange
                      ---------------------
                     (Name of each exchange
                     on which each class is
                        to be registered)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
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                              NONE

ITEM 1. Description of Registrant's Securities to be Registered. The description of the Registrant's securities to be registered is (i) incorporated herein by reference to the information in Registrant's Registration Statement No. 333-18249 under the heading "Description of Kranzco Shares -- Kranzco Preferred Shares -- Kranzco Series B-1 Preferred Shares and Kranzco Series B-2 Preferred Shares" and (ii) attached hereto as Exhibit 99.1.

ITEM 2.   Exhibits

          3.1 -     Amended and Restated Declaration of Trust of
                    Registrant.*

          3.2 -     Amendment No. 1 to Amended and Restated
                    Declaration of Trust of Registrant.**

          3.3 - Amended and Restated Bylaws of Registrant, as amended.*

          3.4 -     Articles Supplementary Classifying Series B-1
                    Cumulative Convertible Preferred Shares of
                    Beneficial Interest.

          99.1 -    Description of Registrant's Securities to be
                    Registered.

*    Previously filed as an exhibit to the Registrant's
     Registration Statement on Form S-11 (Registration No. 33-
     49434) and incorporated herein by reference.

**   Previously filed as an exhibit to the Registrant's
     Registration Statement on Form S-8 (No. 33-94294) and incorporated herein by reference.
                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   KRANZCO REALTY TRUST



Date:  June 2, 1997                By: /s/ Robert H. Dennis
                                   ------------------------
                                       Robert H. Dennis
                                       Chief Financial Officer